PRESS RELEASE

Global Payments Reports Third Quarter 2018 Earnings and
Increases 2018 Outlook

ATLANTA, October 30, 2018 -- Global Payments Inc. (NYSE: GPN) today announced results for the third quarter ended September 30, 2018.
“We delivered double digit organic growth at the high end of our expectations in the third quarter, highlighting ongoing consistent execution,” said Jeff Sloan, Chief Executive Officer. “Our strategy of technology enablement continued to generate share gains fueled by strong momentum in our integrated and vertical markets and ecommerce and omnichannel businesses, which each again grew double digits in the quarter.”
Sloan concluded, “We also made significant investments to advance our software-driven payments strategy in the healthcare, restaurant and food service vertical markets, which we expect to contribute approximately five percentage points toward our technology-enabled revenue target and position us to further accelerate growth into 2019 and the next decade.”

Third Quarter 2018 Summary

•
GAAP revenues were $857.7 million, compared to $1,038.9 million in the third quarter of 2017; diluted earnings per share were $1.11 compared to $0.71 in the prior year; and operating margin was 26.0% compared to 16.6% in the third quarter of 2017; 2018 results reflect the adoption of Accounting Standards Codification Topic 606, Revenue from Contracts with Customers.

•	Adjusted net revenue plus network fees grew 12% to $1,025.0 million, compared to $914.0 million in the third quarter of 2017.

•	Adjusted earnings per share grew 25% to $1.44, compared to $1.15 in the third quarter of 2017.

•	Adjusted operating margin expanded 120 basis points to 33%.

2018 Outlook
“We are delighted with our performance in the third quarter and year-to-date period, which positions us well to exceed our expectations for the year, despite facing incremental pressure from foreign currency exchange rates,” stated Cameron Bready, Senior Executive Vice President and Chief Financial Officer. “We now expect adjusted net revenue plus network fees to range from $3.96 billion to $3.98 billion, or growth of 15% over 2017, and adjusted earnings per share to be in a range of $5.12 to $5.22, reflecting growth of 28% to 30% over 2017. We continue to expect adjusted operating margin to expand by as much as 120 basis points."

Capital Allocation
Global Payments’ Board of Directors approved a dividend of $0.01 per share payable December 28, 2018 to shareholders of record as of December 14, 2018.

Conference Call
Global Payments’ management will host a conference call today, October 30, 2018 at 8:00 a.m. ET to discuss financial results and business highlights. Callers may access the conference call via the investor relations page of the company’s website at www.globalpaymentsinc.com; or callers in North America may dial 877-674-6428 and callers outside North America may dial 970-315-0457. A replay of the call will be archived on the company's website within two hours of the live call.

Non-GAAP Financial Measures
Global Payments supplemented revenues, income and earnings per share information determined in accordance with GAAP by providing those measures on an adjusted basis, and other measures, in this earnings release to assist with evaluating performance. In addition to GAAP measures, management uses these non-GAAP measures to focus on the factors the company believes are pertinent to the daily management of our operations.
Reconciliations of the non-GAAP measures to the most directly comparable GAAP measure are included in the schedules to this release.

About Global Payments
Global Payments Inc. (NYSE: GPN) is a leading worldwide provider of payment technology and software solutions delivering innovative services to our customers globally. Our technologies, services and employee expertise enable us to provide a broad range of solutions that allow our customers to accept all payment types and operate their businesses more efficiently across a variety of distribution channels in many markets around the world.
Headquartered in Atlanta, Georgia with approximately 11,000 employees worldwide, Global Payments is a member of the S&P 500 with customers and partners in 31 countries throughout North America, Europe, the Asia-Pacific region and Brazil. For more information about Global Payments, our Service. Driven. Commerce brand and our technologies, please visit www.globalpaymentsinc.com.

Forward-Looking Statements
This announcement and comments made by Global Payments' management during the conference call may contain certain forward-looking statements within the meaning of the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including revenue, earnings estimates and management’s expectations regarding future events and developments, and other statements that are not historical facts, are forward-looking statements and are subject to significant risks and uncertainties.
Important factors that may cause actual events or results to differ materially from those anticipated by such forward-looking statements include our ability to safeguard our data; increased competition from larger companies and non-traditional competitors, our ability to update our services in a timely manner; our ability to maintain Visa and MasterCard registration and financial institution sponsorship; our reliance on financial institutions to provide clearing services in connection with our settlement activities; our potential failure to comply with card network requirements; potential systems interruptions or failures; software defects or undetected errors; increased attrition of merchants, referral partners or independent sales organizations; our ability to increase our share of existing markets and expand into new markets; development of anticipated market trends and technologies; a decline in the use of cards for payment generally; unanticipated increases in chargeback liability; increases in credit card network fees; change in laws, regulations or network rules or interpretations thereof; foreign currency exchange and interest rate risks; political, economic and regulatory changes in the foreign countries in which we operate; future performance, integration and conversion of acquired operations, including without limitation difficulties and delays in integrating or fully realizing cost savings and other benefits of our acquisitions at all or within the expected time period; fully realizing anticipated annual interest expense savings from refinancing our corporate debt facilities; our loss of key personnel and other risk factors presented in Item 1- Risk Factors of our Report on Form 10-K for the year ended December 31, 2017 and any subsequent SEC filings, which we advise you to review.
Our forward-looking statements speak only as of the date they are made and should not be relied upon as representing our plans and expectations as of any subsequent date. We undertake no obligation to revise any of these statements to reflect future circumstances or the occurrence of unanticipated events.

Investor contact:	investor.relations@globalpay.com	Media contact:	media.relations@globalpay.com
	Winnie Smith		Kimberly Mann
	770-829-8478		770-829-8755

SCHEDULE 1
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF INCOME
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2018	2017	% Change	2018	2017	% Change

Revenues(1)	$857,670	$1,038,907	NM	$2,485,811	$2,920,910	NM

Operating expenses(1):
Cost of service	265,013	493,883	NM	781,943	1,418,969	NM
Selling, general and administrative	369,495	372,553	NM	1,133,799	1,092,648	NM
	634,508	866,436	NM	1,915,742	2,511,617	NM

Operating income	223,162	172,471	29.4%	570,069	409,293	39.3%

Interest and other income	3,134	2,347	33.5%	17,397	5,787	NM
Interest and other expense	(46,356)	(40,764)	13.7%	(139,681)	(130,422)	7.1%
	(43,222)	(38,417)	12.5%	(122,284)	(124,635)	(1.9)%

Income before income taxes	179,940	134,054	34.2%	447,785	284,658	57.3%
Benefit from (provision for) income taxes	6,089	(15,692)	NM	(46,441)	(40,893)	13.6%
Net income	186,029	118,362	57.2%	401,344	243,765	64.6%
Net income attributable to noncontrolling interests, net of income tax	(9,659)	(7,622)	26.7%	(24,506)	(17,302)	41.6%
Net income attributable to Global Payments	$176,370	$110,740	59.3%	$376,838	$226,463	66.4%

Earnings per share attributable to Global Payments:
Basic	$1.12	$0.72	55.6%	$2.37	$1.48	60.1%
Diluted	$1.11	$0.71	56.3%	$2.36	$1.47	60.5%

Weighted-average number of shares outstanding:
Basic	158,168	154,560		158,827	153,138
Diluted	158,706	155,402		159,459	154,079

NM - Not Meaningful

(1) Global Payments adopted Accounting Standards Codification Topic 606, Revenue from Contracts with Customers ("ASC 606") on January 1, 2018. The new accounting standard changed the presentation of certain amounts that we pay to third parties, including payment networks. This change in presentation affected our reported GAAP revenues and operating expenses by the same amount and had no effect on operating income. Also, ASC 606 changed the presentation of revenue for our gaming cash advance solutions and had a de minimis impact on revenue from our European business. For our gaming cash advance solutions, certain amounts we previously presented as operating expenses are now recognized as a reduction of revenue under GAAP. As a result of adopting ASC 606, results for 2018 and 2017 revenues and operating expenses are not comparable, thus the changes from the prior year are not meaningful.

SCHEDULE 2
NON-GAAP FINANCIAL MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2018	2017	% Change	2018	2017	% Change

Adjusted net revenue plus network fees	$1,024,979	$914,027	12.1%	$2,931,759	$2,533,401	15.7%

Adjusted operating income	$338,703	$290,773	16.5%	$928,190	$767,260	21.0%

Adjusted net income attributable to Global Payments	$227,961	$178,313	27.8%	$614,783	$452,714	35.8%

Adjusted diluted earnings per share attributable to Global Payments	$1.44	$1.15	25.2%	$3.86	$2.94	31.3%

See Schedules 6 and 7 for a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure and Schedule 10 for a discussion of non-GAAP financial measures.

SCHEDULE 3
SEGMENT INFORMATION (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended
	September 30, 2018			September 30, 2017			% Change
	GAAP	Non-GAAP(1)	Non-GAAP Adjusted Net Revenue Plus Network Fees(1)(2)	GAAP	Non-GAAP(1)	Non-GAAP Adjusted Net Revenue Plus Network Fees(1)(2)	GAAP(3)	Non-GAAP(3)	Non-GAAP Adjusted Net Revenue Plus Network Fees(1)(2)

Revenues:
North America	$643,715	$580,268	$755,816	$764,902	$685,776	$668,285	NM	NM	13.1%
Europe	157,584	157,584	193,753	205,203	175,833	176,940	NM	NM	9.5%
Asia-Pacific	56,371	56,371	75,410	68,802	68,802	68,802	NM	NM	9.6%
	$857,670	$794,223	$1,024,979	$1,038,907	$930,411	$914,027	NM	NM	12.1%

Operating income:
North America	$174,012	$259,075		$138,345	$216,870		25.8%	19.5%
Europe	85,781	92,184		76,214	83,130		12.6%	10.9%
Asia-Pacific	23,692	25,438		20,032	22,197		18.3%	14.6%
Corporate	(60,323)	(37,994)		(62,120)	(31,424)		(2.9)%	20.9%
	$223,162	$338,703		$172,471	$290,773		29.4%	16.5%

	Nine Months Ended
	September 30, 2018			September 30, 2017			% Change
	GAAP	Non-GAAP(1)	Non-GAAP Adjusted Net Revenue Plus Network Fees(1)(2)	GAAP	Non-GAAP(1)	Non-GAAP Adjusted Net Revenue Plus Network Fees(1)(2)	GAAP(3)	Non-GAAP(3)	Non-GAAP Adjusted Net Revenue Plus Network Fees(1)(2)

Revenues:
North America	$1,859,545	$1,652,014	$2,150,895	$2,162,911	$1,907,670	$1,856,228	NM	NM	15.9%
Europe	456,492	456,492	554,798	557,258	473,820	476,432	NM	NM	16.4%
Asia-Pacific	169,774	169,774	226,066	200,741	200,741	200,741	NM	NM	12.6%
	$2,485,811	$2,278,280	$2,931,759	$2,920,910	$2,582,231	$2,533,401	NM	NM	15.7%

Operating income:
North America	$446,600	$705,811		$344,604	$574,391		29.6%	22.9%
Europe	239,011	260,015		196,394	219,305		21.7%	18.6%
Asia-Pacific	67,043	74,556		57,321	62,756		17.0%	18.8%
Corporate	(182,585)	(112,192)		(189,026)	(89,192)		(3.4)%	25.8%
	$570,069	$928,190		$409,293	$767,260		39.3%	21.0%

NM - Not Meaningful

(1) See Schedules 8 and 9 for a reconciliation of adjusted net revenue, adjusted net revenue plus network fees and adjusted operating income by segment to the most comparable GAAP measures and Schedule 10 for a discussion of non-GAAP financial measures.

(2) Global Payments adopted ASC 606 on January 1, 2018. The new accounting standard changed the presentation of certain amounts that we pay to third parties, including payment networks. This change in presentation affected our reported GAAP revenues and operating expenses by the same amount and had no effect on operating income. Also, ASC 606 changed the presentation of revenue for our gaming cash advance solutions and had a de minimis impact on revenue from our European business. For our gaming cash advance solutions, certain amounts we previously presented as operating expenses are now recognized as a reduction of revenue under GAAP.

(3) As a result of adopting ASC 606, results for 2018 and 2017 revenues and adjusted net revenue are not comparable, thus the change from the prior year is not meaningful.

SCHEDULE 4
UNAUDITED CONSOLIDATED BALANCE SHEETS
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except share data)

	September 30, 2018	December 31, 2017

ASSETS
Current assets:
Cash and cash equivalents	$990,604	$1,335,855
Accounts receivable, net of allowances for doubtful accounts of $3,495 and $1,827, respectively	321,664	301,887
Settlement processing assets	2,894,226	2,459,292
Prepaid expenses and other current assets	207,496	206,545
Total current assets	4,413,990	4,303,579
Goodwill	6,130,921	5,703,992
Other intangible assets, net	2,278,968	2,181,707
Property and equipment, net	640,976	588,348
Deferred income taxes	9,237	13,146
Other noncurrent assets	365,144	207,297
Total assets	$13,839,236	$12,998,069

LIABILITIES AND EQUITY
Current liabilities:
Settlement lines of credit	$685,878	$635,166
Current portion of long-term debt	92,689	100,308
Accounts payable and accrued liabilities	1,065,435	1,039,607
Settlement processing obligations	2,423,069	2,040,509
Total current liabilities	4,267,071	3,815,590
Long-term debt	4,707,510	4,559,408
Deferred income taxes	516,357	436,879
Other noncurrent liabilities	172,730	220,961
Total liabilities	9,663,668	9,032,838
Commitments and contingencies
Equity:
Preferred stock, no par value; 5,000,000 shares authorized and none issued	—	—
Common stock, no par value; 200,000,000 shares authorized; 158,186,371 issued and outstanding at September 30, 2018 and 159,180,317 issued and outstanding at December 31, 2017	—	—
Paid-in capital	2,250,828	2,379,774
Retained earnings	1,994,003	1,597,897
Accumulated other comprehensive loss	(270,545)	(183,144)
Total Global Payments shareholders’ equity	3,974,286	3,794,527
Noncontrolling interests	201,282	170,704
Total equity	4,175,568	3,965,231
Total liabilities and equity	$13,839,236	$12,998,069

SCHEDULE 5
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Nine Months Ended
	September 30, 2018	September 30, 2017

Cash flows from operating activities:
Net income	$401,344	$243,765
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	105,734	80,868
Amortization of acquired intangibles	263,714	249,095
Share-based compensation expense	44,937	30,771
Provision for operating losses and bad debts	32,309	37,203
Amortization of capitalized contract costs	37,281	32,863
Deferred income taxes	(4,973)	(51,093)
Other, net	(17,185)	34,190
Changes in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable	(27,696)	(6,070)
Settlement processing assets and obligations, net	(58,693)	(232,713)
Prepaid expenses and other assets	(117,824)	(78,302)
Accounts payable and other liabilities	2,058	19,546
Net cash provided by operating activities	661,006	360,123
Cash flows from investing activities:
Business and other acquisitions, net of cash acquired	(769,082)	(563,009)
Capital expenditures	(156,060)	(136,612)
Proceeds from sales of property and equipment	131	37,520
Other, net	(2,514)	(48,056)
Net cash used in investing activities	(927,525)	(710,157)
Cash flows from financing activities:
Net borrowings of settlement lines of credit	49,381	77,397
Proceeds from long-term debt	1,606,214	1,713,324
Repayments of long-term debt	(1,468,505)	(1,386,721)
Payment of debt issuance costs	(12,544)	(9,520)
Repurchase of common stock	(180,897)	(32,811)
Proceeds from stock issued under share-based compensation plans	12,571	7,068
Common stock repurchased - share-based compensation plans	(44,824)	(21,171)
Distributions to noncontrolling interests	(5,686)	(9,301)
Dividends paid	(4,750)	(5,141)
Net cash (used in) provided by financing activities	(49,040)	333,124
Effect of exchange rate changes on cash	(29,692)	40,181
(Decrease) increase in cash and cash equivalents	(345,251)	23,271
Cash and cash equivalents, beginning of the period	1,335,855	1,162,779
Cash and cash equivalents, end of the period	$990,604	$1,186,050

SCHEDULE 6
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended September 30, 2018
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP	Network Fees(4)	Non-GAAP Adjusted Net Revenue Plus Network Fees

Revenues	$857,670	$(63,447)	$—	$—	$794,223	$230,756	$1,024,979

Operating income	$223,162	$1,196	$114,345	$—	$338,703

Net income attributable to Global Payments	$176,370	$1,196	$112,896	$(62,501)	$227,961

Diluted earnings per share attributable to Global Payments	$1.11				$1.44

Diluted weighted average shares outstanding	158,706				158,706

	Three Months Ended September 30, 2017
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP	Gaming Cash Advance/ Other(4)	Non-GAAP Adjusted Net Revenue Plus Network Fees

Revenues	$1,038,907	$(108,496)	$—	$—	$930,411	$(16,384)	$914,027

Operating income	$172,471	$2,008	$116,294	$—	$290,773

Net income attributable to Global Payments	$110,740	$2,008	$114,496	$(48,931)	$178,313

Diluted earnings per share attributable to Global Payments	$0.71				$1.15

Diluted weighted average shares outstanding	155,402				155,402

(1)
Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For the three months ended September 30, 2018 and September 30, 2017, includes $1.2 million and $2.0 million, respectively to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with the acquisition of ACTIVE Network.

(2)
For the three months ended September 30, 2018, earnings adjustments to operating income include $88.6 million in cost of service (COS) and $25.8 million in selling, general and administrative (SG&A) expenses. Adjustments to COS include amortization of acquired intangibles of $88.0 million, acquisition and integration expenses of $0.4 million, and employee termination benefits of $0.2 million. Adjustments to SG&A include share-based compensation expense of $14.9 million, acquisition and integration expenses of $7.8 million and employee termination benefits of $3.1 million.

For the three months ended September 30, 2017, earnings adjustments to operating income include $84.9 million in COS and $31.4 million in SG&A. Adjustments to COS include amortization of acquired intangibles of $84.5 million and other adjustments of $0.4 million. Adjustments to SG&A include share-based compensation expense of $9.9 million and acquisition and integration expenses of $21.5 million.

(3)
Income taxes on adjustments reflect the tax effect of earnings adjustments to income before income taxes. The tax rate used in determining the tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment.

For the three months ended September 30, 2018, also includes the removal of a $31.5 million income tax benefit related to tax reform true-ups and the removal of a tax benefit associated with the vesting of share-based awards. For the three months ended September 30, 2017, includes the removal of a tax benefit associated with the vesting of share-based awards.

(4)
Global Payments adopted ASC 606 on January 1, 2018. The new accounting standard changed the presentation of certain amounts that we pay to third parties, including payment networks. This change in presentation affected our reported GAAP revenues and operating expenses by the same amount and had no effect on operating income. For 2017, payment network fees were presented within operating expenses and in 2018 payment network fees are presented as a reduction of revenues. As a result, adjusted net revenue plus network fees for the three months ended September 30, 2018 is presented on a basis that is comparable to the prior year. Adjusted net revenue plus network fees for the three months ended September 30, 2017 includes an adjustment for our gaming cash advance solutions and other de minimis amounts for our European business to present it on a basis that is comparable to the current year.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

SCHEDULE 7
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Nine Months Ended September 30, 2018
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP	Network Fees(4)	Non-GAAP Adjusted Net Revenue Plus Network Fees

Revenues	$2,485,811	$(207,531)	$—	$—	$2,278,280	$653,479	$2,931,759

Operating income	$570,069	$7,065	$351,056	$—	$928,190

Net income attributable to Global Payments	$376,838	$7,065	$341,921	$(111,042)	$614,782

Diluted earnings per share attributable to Global Payments	$2.36				$3.86

Diluted weighted average shares outstanding	159,459				159,459

	Nine Months Ended September 30, 2017
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP	Gaming Cash Advance/ Other(4)	Non-GAAP Adjusted Net Revenue Plus Network Fees

Revenues	$2,920,910	$(338,679)	$—	$—	$2,582,231	$(48,830)	$2,533,401

Operating income	$409,293	$2,008	$355,959	$—	$767,260

Net income attributable to Global Payments	$226,463	$2,008	$357,372	$(133,129)	$452,714

Diluted earnings per share attributable to Global Payments	$1.47				$2.94

Diluted weighted average shares outstanding	154,079				154,079

(1)
Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For the nine months ended September 30, 2018 and September 30, 2017, includes $7.1 million and $2.0 million, respectively to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with the acquisition of ACTIVE Network.

(2)
For the nine months ended September 30, 2018 earnings adjustments to operating income include $269.6 million in cost of service (COS) and $81.4 million in selling, general and administrative (SG&A) expenses. Adjustments to COS include amortization of acquired intangibles of $265.4 million, acquisition and integration expenses of $1.4 million, employee termination benefits of $1.2 million and other adjustments of $1.6 million. Adjustments to SG&A include share-based compensation expense of $44.9 million, acquisition and integration expenses of $33.2 million and employee termination benefits of $3.3 million. Net income attributable to Global Payments also reflects an adjustment to remove a $9.6 million gain recognized on the reorganization of Interac Association, of which we were a member through one of our Canadian subsidiaries, and a charge of $5.2 million associated with the refinancing of our corporate credit facility.

For the nine months ended September 30, 2017, earnings adjustments to operating income include $252.8 million in COS and $103.2 million in SG&A. Adjustments to COS include amortization of acquired intangibles of $250.7 million and employee termination benefits of $1.7 million and other adjustments of $0.4 million. Adjustments to SG&A include share-based compensation expense of $31.1 million, acquisition and integration expenses of $69.5 million and employee termination benefits of $2.6 million. Net income attributable to Global Payments also reflects an adjustment to remove a charge of $6.8 million associated with the refinancing of our corporate credit facility.

(3)
Income taxes on adjustments reflect the tax effect of earnings adjustments to income before income taxes. The tax rate used in determining the tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment.

For the nine months ended September 30, 2018, also includes the removal of a $32.6 million income tax benefit related to tax reform true-ups, a $4.7 million tax expense associated with certain discrete tax items related to the impact of changes in state effective income tax rates on deferred liabilities and a tax benefit related to vesting of share-based awards. For the nine months ended September 30, 2017, includes the removal of a $2.4 million tax benefit associated with the elimination of a deferred tax liability and a tax benefit related to vesting of share-based awards.

(4)
Global Payments adopted ASC 606 on January 1, 2018. The new accounting standard changed the presentation of certain amounts that we pay to third parties, including payment networks. This change in presentation affected our reported GAAP revenues and operating expenses by the same amount and had no effect on operating income.

For 2017, payment network fees were presented within operating expenses and in 2018 payment network fees are presented as a reduction of revenues. As a result, adjusted net revenue plus network fees for the nine months ended September 30, 2018 is presented on a basis that is comparable to the prior year. Adjusted net revenue plus network fees for the nine months ended September 30, 2017 includes an adjustment for our gaming cash advance solutions and other de minimis amounts for our European business to present it on a basis that is comparable to the current year.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

SCHEDULE 8
RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended September 30, 2018
	GAAP	Net Revenue Adjustments (1)	Earnings Adjustments(2)	Non-GAAP	Network Fees(3)	Non-GAAP Adjusted Net Revenue Plus Network Fees

Revenues:
North America	$643,715	$(63,447)	$—	$580,268	$175,548	$755,816
Europe	157,584	—	—	157,584	36,169	193,753
Asia-Pacific	56,371	—	—	56,371	19,039	75,410
	$857,670	$(63,447)	$—	$794,223	$230,756	$1,024,979

Operating income:
North America	$174,012	$1,196	$83,867	$259,075
Europe	85,781	—	6,403	92,184
Asia-Pacific	23,692	—	1,746	25,438
Corporate	(60,323)	—	22,329	(37,994)
	$223,162	$1,196	$114,345	$338,703

	Three Months Ended September 30, 2017
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Non-GAAP	Gaming Cash Advance/ Other(3)	Non-GAAP Adjusted Net Revenue Plus Network Fees

Revenues:
North America	$764,902	$(79,126)	$—	$685,776	$(17,491)	$668,285
Europe	205,203	(29,370)	—	175,833	1,107	176,940
Asia-Pacific	68,802	—	—	68,802	—	68,802
	$1,038,907	$(108,496)	$—	$930,411	$(16,384)	$914,027

Operating income:
North America	$138,345	$2,008	$76,517	$216,870
Europe	76,214	—	6,916	83,130
Asia-Pacific	20,032	—	2,165	22,197
Corporate	(62,120)	—	30,696	(31,424)
	$172,471	$2,008	$116,294	$290,773

(1)
Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For the three months ended September 30, 2018 and September 30, 2017, includes $1.2 million and $2.0 million, respectively to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with the acquisition of ACTIVE Network.

(2)
For the three months ended September 30, 2018, earnings adjustments to operating income include $88.6 million in cost of service (COS) and $25.8 million in selling, general and administrative (SG&A) expenses. Adjustments to COS include amortization of acquired intangibles of $88.0 million, acquisition and integration expenses of $0.4 million, and employee termination benefits of $0.2 million. Adjustments to SG&A include share-based compensation expense of $14.9 million, acquisition and integration expenses of $7.8 million and employee termination benefits of $3.1 million.

For the three months ended September 30, 2017, earnings adjustments to operating income include $84.9 million in COS and $31.4 million in SG&A. Adjustments to COS include amortization of acquired intangibles of $84.5 million and other adjustments of $0.4 million. Adjustments to SG&A include share-based compensation expense of $9.9 million and acquisition and integration expenses of $21.5 million.

(3) Global Payments adopted ASC 606 on January 1, 2018. The new accounting standard changed the presentation of certain amounts that we pay to third parties, including payment networks. This change in presentation affected our reported GAAP revenues and operating expenses by the same amount and had no effect on operating income.
For 2017, payment network fees were presented within operating expenses and in 2018 payment network fees are presented as a reduction of revenues. As a result, adjusted net revenue plus network fees for the three months ended September 30, 2018 is presented on a basis that is comparable to the prior year. Adjusted net revenue plus network fees for the three months ended September 30, 2017 includes an adjustment for our gaming cash advance solutions and other de minimis amounts for our European business to present it on a basis that is comparable to the current year.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

SCHEDULE 9
RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Nine Months Ended September 30, 2018
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Non-GAAP	Network Fees(3)	Non-GAAP Adjusted Net Revenue Plus Network Fees

Revenues:
North America	$1,859,545	$(207,531)	$—	$1,652,014	$498,881	$2,150,895
Europe	456,492	—	—	456,492	98,306	554,798
Asia-Pacific	169,774	—	—	169,774	56,292	226,066
	$2,485,811	$(207,531)	$—	$2,278,280	$653,479	$2,931,759

Operating income:
North America	$446,600	$7,065	$252,146	$705,811
Europe	239,011	—	21,004	260,015
Asia-Pacific	67,043	—	7,513	74,556
Corporate	(182,585)	—	70,393	(112,192)
	$570,069	$7,065	$351,056	$928,190

	Nine Months Ended September 30, 2017
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Non-GAAP	Gaming Cash Advance/ Other(3)	Non-GAAP Adjusted Net Revenue Plus Network Fees

Revenues:
North America	$2,162,911	$(255,241)	$—	$1,907,670	$(51,442)	$1,856,228
Europe	557,258	(83,438)	—	473,820	2,612	476,432
Asia-Pacific	200,741	—	—	200,741	—	200,741
	$2,920,910	$(338,679)	$—	$2,582,231	$(48,830)	$2,533,401

Operating income:
North America	$344,604	$2,008	$227,779	$574,391
Europe	196,394	—	22,911	219,305
Asia-Pacific	57,321	—	5,435	62,756
Corporate	(189,026)	—	99,834	(89,192)
	$409,293	$2,008	$355,959	$767,260

(1)
Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For the nine months ended September 30, 2018 and September 30, 2017, includes $7.1 million and $2.0 million, respectively to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with the acquisition of ACTIVE Network.

(2)
For the nine months ended September 30, 2018, earnings adjustments to operating income include $269.6 million in cost of service (COS) and $81.4 million in selling, general and administrative (SG&A) expenses. Adjustments to COS include amortization of acquired intangibles of $265.4 million, acquisition and integration expenses of $1.4 million, employee termination benefits of $1.2 million and other adjustments of $1.6 million. Adjustments to SG&A include share-based compensation expense of $44.9 million, acquisition and integration expenses of $33.2 million and employee termination benefits of $3.3 million.

For the nine months ended September 30, 2017, earnings adjustments to operating income include $252.8 million in COS and $103.2 million in SG&A. Adjustments to COS include amortization of acquired intangibles of $250.7 million and employee termination benefits of $1.7 million and other adjustments of $0.4 million. Adjustments to SG&A include share-based compensation expense of $31.1 million, acquisition and integration expenses of $69.5 million and employee termination benefits of $2.6 million.

(3)
Global Payments adopted ASC 606 on January 1, 2018. The new accounting standard changed the presentation of certain amounts that we pay to third parties, including payment networks. This change in presentation affected our reported GAAP revenues and operating expenses by the same amount and had no effect on operating income.

For 2017, payment network fees were presented within operating expenses and in 2018 payment network fees are presented as a reduction of revenues. As a result, adjusted net revenue plus network fees for the nine months ended September 30, 2018 is presented on a basis that is comparable to the prior year. Adjusted net revenue plus network fees for the nine months ended September 30, 2017 includes an adjustment for our gaming cash advance solutions and other de minimis amounts for our European business to present it on a basis that is comparable to the current year.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

SCHEDULE 10
OUTLOOK SUMMARY (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In billions, except per share data)

	2017 Actual	2018 Outlook	% Change

Revenues:
GAAP revenues	$3.98	$3.36 to $3.38	NM
Adjustments(1)	(0.46)	(0.28)
Adjusted net revenue	$3.52	$3.08 to $3.10	NM

Gaming cash advance / other(2)	($0.07)	$—
Network fees(2)	—	0.88
Adjusted net revenue plus network fees	$3.45	$3.96 to $3.98	15%

Earnings per share ("EPS"):
GAAP diluted EPS(3)	$3.01	$3.19 to $3.29
Adjustments(4)	1.00	1.93
Adjusted diluted EPS	$4.01	$5.12 to $5.22	28% to 30%

(1)
Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefit to the company. As a result of the adoption of ASC 606 effective January 1, 2018, no adjustment is necessary for our European wholesale business as GAAP revenues in 2018 are presented net of these payments. The 2018 Outlook adjustment is $0.18 billion lower as a result of this change. See footnote 2. Amounts also include adjustments to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with the acquisition of ACTIVE Network.

(2)
Global Payments adopted ASC 606 on January 1, 2018. The new accounting standard changed the presentation of certain amounts that we pay to third parties, including payment networks. This change in presentation affected our reported GAAP revenues and operating expenses by the same amount and had no effect on operating income. For 2017, payment network fees were presented within operating expenses and in 2018 payment network fees are presented as a reduction of revenues. As a result, adjusted net revenue plus network fees for 2018 are presented on a basis that is comparable to the prior year. Adjusted net revenue plus network fees for 2017 includes an adjustment for our gaming cash advance solutions and other de minimis amounts for our European business to present it on a basis that is comparable to the current year.

(3)
ASC 606 also changes the amount and timing of revenue and expenses to be recognized under certain of our customer arrangements, the effect of which is reflected in the outlook for GAAP diluted EPS for 2018.

(4)
Adjustments to 2017 GAAP diluted EPS include the ACTIVE Network revenue adjustment described above, acquisition related amortization expense of $2.19, share-based compensation expense of $0.25 and net other items of $0.68, including acquisition and integration expense of $0.61. Adjustments to 2017 GAAP diluted EPS also includes the effect of these adjustments on noncontrolling interests and income taxes, as applicable. In addition, these adjustments reflect the removal of income tax benefit of $1.02 representing the effects of U.S. Tax Cuts and Jobs Act of 2017.

NM - Not Meaningful

NON-GAAP FINANCIAL MEASURES

Global Payments supplements revenues, income and EPS information determined in accordance with U.S. GAAP by providing these measures, and other measures, with certain adjustments (such measures being non-GAAP financial measures) in this document to assist with evaluating our performance. In addition to GAAP measures, management uses these non-GAAP financial measures to focus on the factors the company believes are pertinent to the daily management of our operations. Management believes adjusted net revenue and adjusted net revenue plus network fees more closely reflect the economic benefits to the company's core business and, in the case of adjusted net revenue, allows for better comparisons with industry peers. Management uses these non-GAAP financial measures, together with other metrics, to set goals for and measure the performance of the business and to determine incentive compensation. Adjusted net revenue, adjusted net revenue plus network fees, adjusted operating income, adjusted operating margin, adjusted net income and adjusted EPS should be considered in addition to, and not as substitutes for, revenues, operating income, net income and EPS determined in accordance with GAAP. The non-GAAP financial measures reflect management's judgment of particular items, and may not be comparable to similarly titled measures reported by other companies.

Adjusted net revenue excludes gross-up related payments associated with certain lines of business to reflect economic benefits to the company. On a GAAP basis, these payments are presented gross in both revenues and operating expenses. Adjusted operating income, adjusted net income and adjusted EPS exclude acquisition-related amortization expense, share-based compensation and certain other items specific to each reporting period as more fully described in the accompanying reconciliations in Schedules 6, 7, 8 and 9. Beginning in 2018, adjusted operating margin is derived by dividing adjusted operating income by adjusted net revenue plus network fees. The tax rate used in determining the net income impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment.